CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-183689 and 333-193786) of YOU On Demand Holdings, Inc. and its Subsidiaries (the “Company”) of our report dated March 31, 2014, relating to the Company’s consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years then ended, which appears in this annual report on Form 10-K.

/s/ UHY LLP

New York, New York
March 30, 2015